Exhibit 32.1

Certification of Periodic Financial Report

Pursuant to 18 U.S.C. Section 1350

as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of LexaGene Holdings, Inc. (the “Company”) on Form 10-Q for the quarterly period ended August 31, 2022, as filed with the Securities and Exchange Commission (the “Report”), I, Dr. John Regan, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as added by §906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Date: October 18, 2022

/s/ Dr. John Regan

Dr. John Regan

Chief Executive Officer
(Principal Executive Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to LexaGene Holdings Inc. and will be retained by LexaGene Holdings Inc. and furnished to the Securities and Exchange Commission or its staff upon request.